Exhibit 10.27

SECURED TERM NOTE

$1,000,000	January 1, 2019

This SECURED TERM NOTE is executed and delivered under and pursuant to that certain Purchase Agreement dated as of the date hereof by and among Reliv International, Inc., a Delaware corporation (“Company”) and Nutracom, LLC, a Missouri limited liability company (“Maker”).

FOR VALUE RECEIVED, Maker hereby promises to pay to the Company at the address of the Company, 136 Chesterfield Industrial Boulevard, Chesterfield, Missouri 63005, or at such other place as the Company may from time to time designate to Maker in writing:

(i)      the principal sum of One Million ($1,000,000) Dollars, payable in accordance with the terms hereof, subject to acceleration upon the occurrence of an Event of Default and during the continuation thereof;

(ii)     interest on the unpaid principal amount of this Note from time to time outstanding, at the rate of 5.5% per annum, until such principal amount is paid in full in accordance with the terms hereof. Upon and after the occurrence of an Event of Default, and during the continuation thereof, interest shall be payable at the Default Rate provided herein.

This Note is the Secured Promissory Note referred to in the Purchase Agreement and is secured by the liens granted pursuant to the Security Agreement among the parties hereto executed and delivered as of the date hereof.

The principal amount of this Note may be voluntarily prepaid, in whole or in part, without penalty at any time by Maker.

Payment of principal and interest under this Note shall be amortized over a term of 84 months from the date hereof, at which time the entire amount and balance of all principal and interest under this Note shall be due and payable. The amortized payments per month payable hereunder shall be the sum of Fourteen Thousand Three Hundred Seventy Dollars ($14,370). Each such payment shall be due and payable on the first day of each month after the date hereof commencing with February 1, 2019.

If an Event of Default shall occur, the entire then outstanding amount of the principal balance and all accrued interest shall immediately become due and payable, without notice, together with reasonable attorneys’ fees if collection hereof is placed in the hands of an attorney to obtain or enforce payment hereof. An Event of Default hereunder shall mean and include:

(i)     the failure of Maker to make any payment within 10 days of such payment becoming due hereunder;

(ii)       the making by Maker of an assignment for the benefit of its creditors;

(iii)      the levying of a writ of execution or attachment on or against the property of Maker;

(iv)      the failure of Maker to perform any of its obligations hereunder or under the Purchase Agreement, any document executed pursuant to the Purchase Agreement or the Security Agreement, and the failure to cure any such violation or failure to perform within 10 days after notice thereof is given to Maker;

(v)       the taking of any action for the voluntary dissolution of Maker or of consolidation with or merger into another entity, or the sale by Maker of all or substantially all of its assets;

(vi)     if proceedings are instituted in a court of competent jurisdiction for the reorganization, liquidation or involuntary dissolution of Maker, or for its adjudication as bankrupt or insolvent, or for the appointment of a receiver of the property of Maker, and said proceedings are not dismissed, and any receiver, trustee or liquidator appointed therein discharged within thirty days after the institution of said proceedings;

The Default Rate of interest hereunder shall be 8%; provided that, in no event, shall interest exceed the maximum interest rate permitted by law.

Any notice under this Note shall be deemed sufficiently given if sent by registered mail, or certified return receipt mail, to Maker, and/or to the Company at the address as shown on the signature page of this Note, and either party may by like notice designate a different address to which notices shall be sent. Notices shall be deemed received three (3) days from the date when mailed. Notice may also be given by overnight messenger service effective upon delivery with proof of delivery being available. Notices may also be given via electronic transmission including by e-mail and by facsimile transmission "fax". In the event of an e-mail or a fax transmission, notice shall be effective on the day of the e-mail or fax notification is received during normal business hours on a business day or if notice is sent at a time other than during normal business hours on a business day on the next business day immediately following the day of transmission. Copies of all electronic transmission including by e-mail and by fax transmissions shall also be forwarded on the same day by regular first class mail.

This Note shall be governed by, and construed and enforced in accordance with the internal laws of the State of Missouri.

Maker expressly waives any presentment, demand, protest, notice of protest, or notice of any kind except as expressly provided herein.

MAKER:

Nutracom, LLC

By:       /s/ Brett M. Hastings

     Brett M. Hastings, President